INDICATION OF INTEREST

About Us

American Lithium Minerals, Inc (OTCID:AMLM) is a United States company. AMLM explores for lithium in Nevada. It intends to expand its exploration and acquisition for mineral properties worldwide. It is also developing the use of Real World Asset Tokens to provide capital for mining.

Offering Highlights (subject to change):

•	Type of Security: Common Stock
•	Offering: 80,000,000 Units, including 1 Share of Common Stock with $0.001 par value and a Warrant to purchase 1.5 shares of Common Stock (the “Warrants”) exercisable at $0.10 per share until expiration at 12/31/2028.
•	Target Raise: $8,000,000 up to $20,000,000 (Including exercise of warrants).
•	Use of Proceeds: Acquisitions, Development and Working Capital.
•	Minimum Investment: $1,000

Indicate Your Interest

If you are interested in investing, once the offering is qualified, please complete the form below:

Name:

Email:

Phone (optional):

Approximate Investment Amount:

☐ I understand that this is not a commitment to invest and that no money is being solicited at this time.

☐ I understand that all the information on the offer is available at www.sec.gov.

Important Notice

This is not an offer to sell nor a solicitation of an offer to buy any securities of Americal Lithium Minerals, Inc. No money or other consideration is being solicited, and, if sent in response, it will not be accepted. No offer to buy the securities can be accepted and no part of the purchase price can be received until an offering statement filed with the U.S. Securities and Exchange Commission (the “SEC”) has been qualified by the SEC, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance is given after the qualification date. Any indication of interest you provide involves no obligation or commitment of any kind. Any offering of securities will be made only by means of an offering circular that forms a part of the qualified offering statement.

JANUARY 2026

Investor Presentation

American Lithium Minerals Inc

3

OVERVIEW

Transforming AMLM Into Commodity Acquisition Vehicle

Overview

American Lithium Minerals, Inc was incorporated in the State of Nevada on 03/10/2005 as a c-corporation. American Lithium Minerals explores for lithium in Nevada. It intends to expand its exploration and acquisition for mineral properties worldwide. It is also developing the use of Real World Asset Tokens to provide capital for mining. Its current project is the Sarcobatus Lithium property comprised of 1,780 acres of mining claims in Central Nevada. American Lithium Minerals, Inc. was incorporated in the State of Nevada on March 10, 2005. Since its inception, the Company has acquired mineral rights to mining properties in North America and explored for minerals.

Business Lines

American Lithium Minerals explores for lithium in Nevada. It intends to expand its exploration and acquisition for mineral properties worldwide. It is also developing the use of Real World Asset Tokens to provide capital for mining. Its current project is the Sarcobatus Lithium property comprised of 1,780 acres of mining claims in Central Nevada. American Lithium Minerals, Inc. was incorporated in the State of Nevada on March 10, 2005. Since its inception, the Company has acquired mineral rights to mining properties in North America and explored for minerals.

Development History & Primary Products/Services

American Lithium Minerals explores for lithium in Nevada. Its current project is the Sarcobatus Lithium property comprised of 1,780 acres of mining claims in Central Nevada. American Lithium Minerals, Inc. was incorporated in the State of Nevada on March 10, 2005. Since its inception, the Company has acquired mineral rights to mining properties in North America and explored for minerals. The Company intends to expand its exploration and acquisition for mineral properties worldwide.

MARKET OPPORTUNITY

Tapping Into Booming Demand For Critical Minerals

Marketing and Sales Strategies

Our long-term vision is clear: to create an interoperable ecosystem where every asset — from a Nevada gold vein to a lithium deposit — can be securely acquired, transparently tokenized, and efficiently traded. By merging the credibility of public markets with the agility of blockchain infrastructure, AMLM stands at the frontier of a new financial paradigm-one rooted in real value, sustainability, and innovation.

Industry Analysis and Trends

The company is tapping into a demand for critical minerals and intends to develop a portfolio of assets in gold, silver, lithium and rare earth elements.

The Competition

There are companies that have portfolios in minerals, but AMLM is unique in developing a portfolio that will be backed by RWA tokens.

5

ABOUT US

Who We Are

AMLM (American Lithium Minerals Inc., OTCMKTS: AMLM) is an exploration-stage mining company focused on lithium, rare earths, cobalt, nickel, and other critical metals powering the global energy transition. Our core asset—the Sarcobatus Lithium Property (1,780 acres in Nevada)—positions us to capture significant value as demand accelerates. Now entering a transformation phase, AMLM is being repositioned as a commodity acquisition and tokenization vehicle to pioneer real-world-asset (RWA) tokenization across gold, lithium, oil, gas, REE's and mining infrastructure.

Market Position

Microcap with outsized upside due to uplisting potential, tokenized revenue models, and acquisition strategy.

Mission

Build a diversified portfolio of high-value in-ground assets while enabling global investor access through blockchain-based fractionalization.

6

BUSINESS STRATEGY

Our Growth Plan

Plan of Operations

American Lithium Minerals explores for lithium in Nevada. It intends to expand its exploration and acquisition for mineral properties worldwide. It is also developing the use of Real World Asset Tokens to provide capital for mining. Its current project is the Sarcobatus Lithium property comprised of 1,780 acres of mining claims in Central Nevada. American Lithium Minerals, Inc. was incorporated in the State of Nevada on March 10, 2005. Since its inception, the Company has acquired mineral rights to mining properties in North America and explored for minerals.

We anticipate that the capital we intend to raise in this offering will be sufficient to enable us to execute our business plan, including, but not limited to hiring a strong management team and key personnel; promoting sales by conducting more marketing; executing on the milestones described in the Offering Circular; and achieving growth by way of strategic partnerships.

It is the opinion of Company management that the proceeds from this proposed offering will satisfy the Company's need for liquidity and cash requirements and put the Company in a position to grow its business in accordance with its business plan. Please refer to Use of Proceeds, Part II for the Company's planned use of proceeds to be generated from this proposed offering.

2
1
Asset Acquisitions

7

KEY ASSETS & PROJECTS

Building A Diversified Portfolio

Project Name	Project Description	Transaction
Sarcobatus Lithium Property	Nevada USA - Lithium Project	Option to 12 31/26 for 100%
QC Rare Earth Project	Quebec CA - Rare Earths	Option to 2/15/26 for 100%
Piscau-North Polymetallic Project	Quebec CA - Gold Cop	Option to 2/15/26 for 100%
Couture Copper Project	Quebec CA - Copper	Option to 2/15/26 for 100%
Cheryl Creek Gold Project	Yukon CA - Gold	LOI to 3/16/26 for 49%
Sangambi Gold Project (Tanzania)	Tanzania Africa - Gold	LOI to 3/16/26 for 18%
Aeramentum Resources Limited	Chile South America – Silver, Gold	LOI to 2/28/26 for 100%
Nugget Trap	Canada - Gold	Acquired 19% interest

CHERYL CREEK GOLD PROJECT
NUGGET TRAP
QC RARE EARTH PROJECT
PISCAU-NORTH POLYMETALLIC PROJECT
COUTURE COPPER PROJECT
SARCOBATUS LITHIUM PROPERTY
AERAMENTUM RESOURCES LIMITED
SANGAMBI GOLD PROJECT (TANZANIA)
AERAMENTUM RESOURCES

8

TEAM & ADVISORS

Experienced Leadership

Frank Kristan, President, CEO & Director

Veteran finance executive with 30+ years in investment strategy, advisory, and capital deployment. Former leader of Cunningham Natural Resources and longtime president of Ludvik Capital, specializing in equity and debt financing for U.S. mid-market companies. Background spans energy, technology, and telecom sectors, with a B.Sc. in Mathematics from the University of Western Australia.

Ryan E.M. Cunningham, Acquisitions

Seasoned energy executive with over 20 years of experience in oil and gas exploration, production, and capital management. Founder and operator of multiple energy ventures including Cunningham Energy and Viper Capital Partners. Former head sales trader at Oppenheimer & Co., with a background in institutional markets and environmental policy. founded Cunningham Mining Ltd in 2022 with precious metals production focus

James A. McCrea, Geologist

Professional geologist with 30 years of mineral exploration and resource estimation experience across North and South America. Former VP Exploration for multiple mining firms and consultant to major exploration projects. Member of Engineers & Geoscientists BC and Geoscientists Canada.

Sean Pownall, Consultant

Mining entrepreneur with nearly 30 years in mineral exploration and drilling. Founder and CEO of More Core Diamond Drilling, operating internationally across North and South America. Former Director for Tudor Gold and AME BC, contributing to major resource discoveries and industry development.

9

FINANCIAL SNAPSHOT

American Lithium Minerals, Inc Regulation A Offering Summary

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF THE COMPANY'S SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

Offering Circular Dated	February 19, 2026
American Lithium Minerals, Inc	**Maximum Total Offering** $20,000,000

Up to $8,000,000 of Offering Amount Available in Units (80,000,000 Units)

Up to $12,000,000 of Offering Amount Available in Shares Upon Exercise of Warrants (120,000,000 Shares)

Each Unit Includes 1 Share of Common Stock, plus 1 Warrant to Purchase 1.5 Shares of Common Stock. The Warrant will be exercisable at $0.10 per share until expiration at 12/31/2028.

American Lithium Minerals, Inc (the "Company") is offering the following securities on a "best efforts" basis:

• 120,000,000 shares of Common Stock to be made available upon exercise of the Warrants Included in the Units within this Offering

All of the securities made available in this Offering shall be called the Offering Securities." Since there is no minimum amount of securities that must be purchased, all investor funds will be available to the company (and selling security holders as applicable) upon commencement of this Offering and no investor funds will be returned if an insufficient number of securities are sold to cover the expenses of this Offering and provide net proceeds to the company.

The minimum purchase requirement per investor is $1,000; however, the Company can waive the minimum requirement on a case-by-case basis in its sole discretion. The Company expects to commence the sale of the Offered Securities as of the date on which the Offering Statement ("Offering Statement") of which this Offering Circular is a part, is qualified by the United States Securities and Exchange Commission (the "SEC").

At the time of this Offering, the Company's stock trades under the symbol AMLM on the OTC market.

A maximum of $20,000,000 of Offered Securities will be offered worldwide. No sales of Offered Securities or Selling Securities Holder Securities will be made anywhere in the world prior to the qualification of the Offering Statement by the SEC in the United States. All Offered Securities will be initially offered in the jurisdiction at the same U.S. dollar price that is set forth in this Offering Circular.

10

FINANCIAL SNAPSHOT

American Lithium Minerals, Inc Regulation A Offering Use Of Proceeds

Use of Proceed	If 100% of Units Sold	Percentage
Project Acquisitions	$ 14,000,000	70%
Project Underwriting	$ 2,000,000	10%
Capital Expenditures	$0	0%
Research & Development	$0	0%
Payment of Prior Debts	$0	0%
Working Capital	$4,000,000	20%
TOTAL	$20,000,000	100%

Notes to the Use of Proceeds Table

1. The foregoing information is an estimate based on our current business plan. We may find it necessary or advisable to reallocate portions of the net proceeds reserved for one category to another category, and we will have broad discretion in doing so. Pending these uses, we may invest the net proceeds of this offering in short-term, interest-bearing securities.

2. The Company, without limitation, may hold cash or invest in cash equivalents for short-term investments. Among the cash equivalents in which the Company may invest are: (i) obligations of the U.S. Government, its agencies or instrumentalities or governmental agencies of other developed nations; (ii) commercial paper; and (iii) repurchase agreements, money market mutual funds, any certificates of deposit and bankers' acceptances issued by domestic branches of U.S. banks that are members of the Federal Deposit Insurance Corporation or other similar banks.

3. While not presently contemplated, the Company may also enter into repurchase and reverse repurchase agreements involving any preceding instruments, as well as invest in money market mutual funds.

4. The Company also expects to use the net proceeds from this Offering for working capital, capital expenditures, the repayment of outstanding debt, estimated memorandum and/or offing portal preparation, filing, printing, legal, accounting and other fees and expenses related to the Offering, marketing, sales and product development.

5. No amount of the proceeds are currently assigned to acquire assets outside of the ordinary course of business; however, asset acquisition is planned as part of our growth strategy. If we acquire assets in the future, we may use a material amount of the proceeds for the acquisition.

11

FINANCIAL SNAPSHOT

American Lithium Minerals, Inc Organizational Chart

American Lithium Minerals, Inc
Nevada Corporation
OTID: AMLM

↓

AMERICAN MINERAL RESOURCES, INC
Nevada Corporation
100% Interest

12

FINANCIAL SNAPSHOT

American Lithium Minerals, Inc Balance Sheet

Additional Information at OTC Markets:

AMLM - American Lithium Minerals, Inc. | Disclosure | OTC Markets

AMERICAN LITHIUM MINERALS, INC.
BALANCE SHEETS
(Unaudited)

	September 30, 2025	September 30, 2024
ASSETS		
CURRENT ASSETS		
Cash	$ (10)	$ 1,682
Total Current Assets	(10)	1,682
Land	—	64,961
Mineral rights	—	16,400
Mining claims	2,829,143	2,829,143
TOTAL ASSETS	$ 2,829,133	$ 2,912,186
LIABILITIES AND STOCKHOLDERS' EQUITY		
LIABILITIES		
Current Liabilities		
Accounts payable	$ —	$ —
Prepaid reimbursement of cost by JV Partner	1,600	1,600
Total Current Liabilities	1,600	1,600
Long-Term Liabilities		
Land loan payable	—	32,700
Due to affiliate - Middle Verde Development Co., LLC, including accrued interest of $173,191 and $117,798, respectively	666,167	568,902
Minority interest	—	75,000
Total Long-Term Liabilities	666,167	676,602
Total Liabilities	667,767	678,202
STOCKHOLDERS' EQUITY		
Series L Preferred stock, $0.001 par value; 2,000 shares authorized, 2,000 and 2,000 shares issued and outstanding as of September 30, 2025 and September 30, 2024, respectively	2	2
Common stock, par value $0.001, 74,998,000 shares authorized, 68,717,592 and 68,717,592 shares issued and outstanding at September 30, 2025 and September 30, 2024, respectively	68,718	68,718
Additional paid-in capital	16,764,788	16,764,788
Accumulated deficit	(14,672,142)	(14,599,525)
Total Stockholders' Equity	2,161,366	2,233,983
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 2,829,133	2,912,186

The accompanying notes are an integral part of these unaudited financial statements.

13

FINANCIAL SNAPSHOT

American Lithium Minerals, Inc Statement Of Operations

Additional Information at OTC Markets:

AMLM - American Lithium Minerals, Inc. | Disclosure | OTC Markets

AMERICAN LITHIUM MINERALS, INC.
STATEMENT OF OPERATIONS
(Unaudited)

	For the years ended September 30, 2025	2024
Land payments	$ —	$ 11,800
Non-refundable deposit	—	—
Other Income	—	75,000
Total Revenue	—	86,800
Expenses		
General and administrative expenses	26,058	35,234
Exploration expense	1,415	13,606
Land Payments	15,324	54,939
Total Operating Expenses	42,797	103,778
Total income (loss) from operations	(42,797)	(16,978)
Other (Income) Expenses:		
Gain on settlement of project obligations	26,339	—
Interest expense	56,159	46,827
Net Income (Loss) before Taxes	$ (72,617)	$ (63,805)
Income tax	—	—
Net Income (loss)	$ (72,617)	$ (63,805)
Per Share Amounts		
Net Loss		
Basic and diluted earnings per share	$ (0.00)	$ (0.00)
Weighted average number of common shares outstanding - basic and diluted	68,717,592	68,717,592

The accompanying notes are an integral part of these unaudited financial statements.

INVESTMENT OPPORTUNITY & CONTACT

Join Our Journey

American Lithium Minerals, Inc

1007 South Street
Carson City, NV 89701

Phone (877) 734-8787
E-mail info@americanmineralresources.com

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American Lithium Minerals Inc

Disclaimer: Forward-looking statements; see SEC filings.
AMR trading under American Lithium Resources, Inc. (OTC:AMLM)